EXHIBIT 99.1

  Amphenol

News Release

World Headquarters
358 Hall Avenue

P. O. Box 5030

Wallingford, CT 06492-7530

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:

Diana G. Reardon

Senior Vice President and Chief Financial Officer

203/265-8630

www.amphenol.com

AMPHENOL ANNOUNCES

THIRD QUARTER 2009 DIVIDEND PAYMENT

Wallingford, Connecticut.  July 24, 2009.  Amphenol Corporation (NYSE-APH) announced today that its Board of Directors has approved a continuing quarterly dividend on its Common Stock in the amount of $.015 per share.  The Company will pay its third quarter dividend for 2009 on or about October 7, 2009 to shareholders of record as of September 16, 2009.

Amphenol Corporation is one of the world’s leading producers of electronic and fiber optic connectors, cable and interconnect systems.  Amphenol products are engineered and manufactured in the Americas, Europe and Asia and sold by a worldwide sales and marketing organization.  Amphenol has a diversified presence as a leader in high growth segments of the interconnect market including:  Military, Commercial Aerospace, Automotive, Broadband Communication, Industrial, Information Technology and Data Communications Equipment, Mobile Devices and Wireless Infrastructure.